Second Quarter 2023 August 2023

ProAssurance Overview

ProAssurance Investor Briefing | August 2023 3 Mission, Vision, & Values The ProAssurance Mission We Protect Others. Corporate Values Integrity | Leadership | Relationships | Enthusiasm Our Brand Promise We will honor these values in the execution of treated fairly to perform our mission and realize our vision.

At a Glance

- **Healthcare-centric specialty insurance writer**
  - Specialty Property & Casualty
    - *Healthcare Professional Liability (HCPL)*
    - *Life Sciences and Medical Technology Liability*
    - *Small Business Unit*
  - Workers' Compensation Insurance
  - Segregated Portfolio Cell (SPC) Reinsurance
  - Lloyd's of London Syndicates
- Total Assets: $5.7 billion
- Shareholders' Equity: $1.1 billion
- Claims-Paying Ratings
  - A.M. Best: "A" (Excellent)
  - Fitch: "A-" (Strong)
- 19 locations, with operations in three countries
  - 1,090 employees
- Writing in 50 states & DC

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	8	609	Healthcare professional liability
Medmarc	1	34	Medical technology liability
Small Business Unit	1	102	Podiatrists, chiropractors, dentists, and lawyers
Eastern	7	247	Workers' Compensation & captive facilities (all lines)
PRA Corporate	1	98	Corporate functions



Lloyds
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

All employee and financial data as of 06/30/23.

ProAssurance Investor Briefing | August 2023

4

ProAssurance Executive Leadership



Ned Rand - *President & Chief Executive Officer*

Mr. Rand became President and CEO in 2019, after serving as COO, CFO, Executive VP, and Senior VP of Finance at ProAssurance since joining the company in 2004. Prior to joining ProAssurance, he served in a number of financial roles for insurance companies.

Mr. Rand is a CPA and graduate of Davidson College (B.A., Economics)



Noreen Dishart
Executive Vice President & Chief Human Resources Officer



Rob Francis
President Healthcare Professional Liability



Dana Hendricks
Executive Vice President & Chief Financial Officer



Jeff Lisenby
Executive Vice President & General Counsel



Karen Murphy
President Life Sciences



Kevin Shook
President, Workers' Compensation & Segregated Portfolio Cell Reinsurance



Ross Taubman
President Small Business Unit

Executive Team bios available on our website at Investor.ProAssurance.com/OD

ProAssurance Investor Briefing | August 2023

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ProAssurance Investor Briefing | August 2023 6 ProAssurance Board of Directors Director bios available on our website at Investor.ProAssurance.com/OD Maye Head Frei C M. James Gorrie N/C Ziad R. Haydar, MD C Edward L. Rand, Jr E Frank A. Spinosa, DPM N/C Katisha T. Vance, MD N/C A - Audit Committee C - Compensation Committee E - Executive Committee N/C - Nominating/Corporate Governance Committee Underlined - Chair Scott C. Syphax C Samuel A. Di Piazza, Jr A, E Fabiola Cobarrubias, MD A Kedrick D. Adkins, Jr A Thomas A.S. Wilson, Jr, MD N/C Bruce D. Angiolillo Independent Chair E

ProAssurance Investor Briefing | August 2023 7 ProAssurance Brand Profile Specialty P&C Healthcare Professional Liability Workers’ Comp Alternative Risk Transfer Medical Technology & Life Sciences Products Liability Legal Professional Liability

ProAssurance Reports Financial Results in Five Segments

PROASSURANCE.
Treated Fairly

Segment	Description
ProAssurance Specialty Property & Casualty	• Healthcare Professional Liability (HCPL) insures healthcare providers and facilities, including E&S coverages • The Small Business Unit insures podiatrists, chiropractors, dentists, and lawyers • Medmarc insures medical technology and life sciences companies that manufacture or distribute products and those conducting clinical trials
Eastern Alliance Workers' Compensation	• Specialty underwriter of workers' compensation products and services • Focused in the East, South, and Midwest regions of the United States • Guaranteed cost, policyholder dividend, retro-rated, deductible, and alternative solutions policies available
Inova Re/Eastern Re SPC Reinsurance	• Segregated Portfolio Company structure • Workers' compensation and healthcare professional liability coverage in a Cayman-based captive • Industries include healthcare, forestry, staffing, construction, petroleum, marine and recreation, and social services
Lloyd's Syndicates	• The results from our participation in Lloyd's of London Syndicate 1729 and 6131. Participation in Syndicate 1729 remained unchanged for the 2023 underwriting year at 5% and we ceased participation in Syndicate 6131 beginning with the 2022 underwriting year of account
ProAssurance Corporate	• Reports our investment results, interest expense, and U.S. income taxes • Includes corporate expenses and includes non-premium revenues generated outside of our insurance entities • Company-wide administrative departments reside in ProAssurance Corporate

ProAssurance Investor Briefing | August 2023 8

Specialty Property & Casualty

- Deep **expertise** and broad product spectrum in healthcare and related sciences
- Consolidation in HCPL → demand for **comprehensive insurance solutions**
- Small Business Unit → deliver products and services efficiently to the **small business healthcare community** and related businesses
- Life Sciences → offer liability solutions to companies that develop, test, and deliver **healthcare products** in the U.S. and worldwide

ProAssurance Specialty Property & Casualty

- **Healthcare Professional Liability Insurance**
  - **Standard Physicians** — **$417M**
  - **Specialty Healthcare** — **$211M**
- **Small Business Unit** — **$100M**
- **Life Sciences** — **$44M**
- **Tail & other Coverages** — **$48M**

Gross Premiums Written
Last 12 months
$820M

06/30/2023 Subject to rounding

ProAssurance Investor Briefing | August 2023
9

ProAssurance Investor Briefing | August 2023 10 Disciplined individual account underwriting with focus on rate adequacy in rural territories • Guaranteed Cost Policies • Loss-Sensitive Dividend Plans • Deductible Plans • Retrospective Rating Plans • ParallelPay–“Pay as you Go” • Specialty Risk (high hazard) • Claims Administration and Risk Management Workers’ Compensation Insurance • Wide diversification – over 600 class codes and 32 market segments, primarily in rural territories • Opportunity for organic growth outside of Pennsylvania and Indiana • Proactive claim-closing strategies key to being recognized as a short-tail writer of workers’ compensation o Between 2013 and 2022, averaged approximately 40% faster claims closure rate than industry o 30 claims open from 2015 and prior, net of reinsurance o Pharmacy spend as a percent of medical payments of 3.6% compared to the industry average of 14% • Value-added risk management services and claims/underwriting expertise cement brand loyalty Clubs Banks Restaurants Outside Sales Retirement & Life Care Community Hospitals Auto Dealers Physicians & Dentists Colleges & Schools Clerical & Office 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% *Excludes alternative markets business ceded to the Segregated Portfolio Cell Reinsurance segment Dedicated to effective claims management and returning injured workers to wellness Healthcare Related Non-Healthcare Top 10 Classes of Business by Payroll Exposure (Traditional Business*) as of 12/31/2022

Segregated Portfolio Cell Reinsurance

- HCPL and workers' compensation **captive insurance solutions** through Inova Re (Cayman Islands)
- SPCs are a **high ROE product** with favorable retention results
- Low capital requirement



ProAssurance
Fronting Arrangement
Inova Re
Agency Group or Association establishes a cell
Individually capitalized cells (companies) exist within the Inova Re structure. Assets of each are segregated from others.
ProAssurance/Eastern participates in select cells
Services
Underwriting
Claims Administration
Risk Management
Reinsurance
Audit
Asset Management
Fee Income to PRA
Services + Cell Rental Fees + Participation in profits/losses of selected cells

As of 06/30/2023

- Gross premiums written YTD: $48M
  - Workers' Compensation Insurance: $35M
  - Healthcare Professional Liability: $13M
- 23 active cells

- Strategic partnerships with select independent agencies looking to manage controllable expenses
- Alternative market solutions are in high demand
- Value-added risk management services and claims/underwriting expertise

ProAssurance Investor Briefing | August 2023 11

Financial Ratings & Balance Sheet Highlights

- ProAssurance is recognized for our **financial strength** by top rating agencies
- We maintain a balance sheet that ensures **stability and security** for our customers
- Our **conservative reserving philosophy** enables success over the insurance cycles

Rating Agency	Financial Strength Rating	Date
AM Best	A	5/23/2023
Fitch	A-*	10/20/2022
Moody's	A3	7/22/2022

Balance Sheet Highlights 06/30/2023	
Total Assets	$5,657,412
Total Investments	$4,315,417
Net Loss Reserves	$3,420,925
Total Debt (less Issuance Costs)	$426,026
Shareholders' Equity	$1,119,714
Book Value per Share	$21.24

$ in thousands, except per share data

** Excludes NORCAL Group, which has not yet been rated by Fitch*
All financial rating information is available on our website: https://investor.proassurance.com/financial-information/financial-ratings/default.aspx

ProAssurance Investor Briefing | August 2023 12

ProAssurance Investor Briefing | August 2023 13 • $428M total debt principal at 06/30/2023 o $178M of Contribution Certificates from NORCAL acquisition o $250M 5.3% 10-year notes due 11/15/2023 • $250M revolving credit facility, $50M "accordion" option, no outstanding borrowing • In April 2023, ProAssurance extended the expiration of its Revolving Credit Agreement and agreed to a delayed draw term loan and two interest rate swaps. We plan to use these to refinance the Senior Notes due in November 2023. ProAssurance Leverage Update Targeted Premium to Equity ratio is 0.75:1 Financial Leverage – Debt to Capital Operating Leverage – Premiums to Equity 16% 16% 16% 24% 24% 24% $- $0.5 $1.0 $1.5 $2.0 2018 2019 2020 2021 2022 2023 $ in billions Debt Capital Debt to Capital 0.54 0.56 0.55 0.62 0.92 0.97 $- $0.4 $0.8 $1.2 $1.6 2018 2019 2020 2021 2022 2023 $ in billions Net Premiums Written Equity Premiums to Equity

Success in Competitive Markets

ProAssurance Investor Briefing | August 2023 15 A Foundation in Excellence “From our earliest days, we have operated with a strategy both responsive to near-term challenges and proactive to long-term opportunity.” -Ned Rand President & CEO Superior brand identity and reputation in the market Specialization • Deep expertise and commitment to our customers throughout the insurance cycles enable us to outperform our peers over time Experienced & Collaborative Leadership • Average executive leadership tenure of 20 years with PRA or subsidiaries History of Successful M&A • Selective M&A with best-in-class partners, and nearly 20 transactions in our 47 year history Scope & Scale • Regional hubs combined with local knowledge of market dynamics and regulatory environments

2022 Accomplishments

PROASSURANCE. Treated Fairly

Executing our Strategy

Enterprise-Wide

- Safely and successfully re-opened offices after 2 years of primarily remote work
- AM Best and Fitch ratings moved to Stable outlook in 2022

Specialty Property & Casualty

- Achieved renewal rate increases of 10% for Specialty Healthcare and 7% for Standard Physicians
- Further integrated NORCAL business into legacy operations
- Improved retention in the Specialty P&C segment

Workers' Compensation Insurance

- Reduced combined ratio by 1.6 points for the year
- Closed 62% of 2021 and prior claims during 2022

Corporate Segment

- Increased investment income by over $25 million for the year
- Streamlined corporate structure by eliminating or merging 5 entities throughout the year

ProAssurance Investor Briefing | August 2023 16

ProAssurance Investor Briefing | August 2023 17 20 23 G oa ls / I ni tia tiv es SP&C Innovation and Operational Excellence  Launch a state-of-the-art workflow solution across the segment  Build out data science and predictive analytics strategy  Develop and launch a next generation online portal for customers and agents SP&C Product and Program Innovation Working Group  Facilitate continued product innovation to meet our customers’ evolving needs  Evaluate and consult on new product and program ideas and initiatives across Specialty P&C Workers’ Compensation Insurance Strategic Focus  Implement policy, claims, risk management, and billing system  Expand market penetration in “Pay as you Go” and unite (small business) segments Corporate Segment  Increase investment income through investment leverage and reinvesting of portfolio maturities  Execute a defined statutory consolidation strategy  Manage talent-acquisition and retention strategies to build and maintain high-quality talent Strategic Initiatives Drive our Competitiveness

Appendix

ProAssurance Investor Briefing | August 2023 19 Income Statement Highlights (6/30/23) Six Months EndedThree Months Ended June 30 2022202320222023 $ 571.1$ 553.7$ 235.5$ 237.9Gross Premiums Written $ 513.0$ 487.6$ 247.3$ 247.9Net Premiums Earned $ 55.2$ 67.5$ 27.1$ 38.3Net Investment Result $ (37.4)$ 5.9$ (23.9)$ 2.9Net Investment Gains (Losses) $ 538.9$ 564.5$ 255.8$ 291.8Total Revenues $ 387.1$ 396.4$ 177.7$ 191.1Net Losses and Loss Adjustment Expenses $ 149.1$ 144.8$ 77.3$ 77.0Underwriting, Policy Acquisition & Operating Expenses $ (5.2)$ 4.5$ (1.7)$ 10.6Net Income (Loss) (Includes Realized Investment Gains & Losses) $ 24.0$ 0.5$ 16.3$ 8.6Non-GAAP Operating Income (Loss) $ 0.44$ 0.01$ 0.30$ 0.16Non-GAAP Operating Income (Loss) per Diluted Share In millions, except per share data | Subject to rounding

ProAssurance Investor Briefing | August 2023 20 85.0%86.0%84.1%84.7 %Current Accident Year Net Loss Ratio (5.6%)0.3%(9.5%)(3.6%)Effect of Prior Accident Year Reserve Development 79.4%86.3%74.6%81.1 %Net Loss Ratio 23.8%24.7%26.2%26.5 %Underwriting Expense Ratio 103.2%111.0%100.8%107.6 %Combined Ratio Specialty P&C Financial Highlights (6/30/23) Six Months EndedThree Months Ended June 30 2022202320222023 $ 425.4$ 409.0$ 167.8$ 170.2Gross Premiums Written $ 381.5$ 358.2$ 183.5$ 178.9Net Premiums Earned $ 384.4$ 360.3$ 185.5$ 179.9Total Revenues $ (303.0)$ (309.1)$ (137.0)$ (145.0)Net Losses & Loss Adjustment Expenses $ (91.0)$ (88.4)$ (48.1)$ (47.4)Underwriting, Policy Acquisition & Operating Expenses $ (9.5)$ (37.2)$ 0.4$ (12.6)Segment Results In millions, except ratios | Subject to rounding

ProAssurance Investor Briefing | August 2023 21 Workers’ Compensation Insurance Financial Highlights (6/30/23) Six Months EndedThree Months Ended June 30 2022202320222023 $ 135.8$ 136.2$ 63.6$ 62.8Gross Premiums Written $ 82.4$ 81.8$ 41.7$ 41.0Net Premiums Earned $ 83.6$ 83.1$ 42.2$ 41.7Total Revenues $ (55.2)$ (60.6)$ (27.9)$ (29.8)Net Losses & Loss Adjustment Expenses $ (26.7)$ (27.4)$ (13.7)$ (14.4)Underwriting, Policy Acquisition & Operating Expenses $ 1.8$ (4.9)$ 0.6$ (2.5)Segment Results 71.8%72.6%71.8%72.6 %Current Accident Year Net Loss Ratio (4.9%)1.5%(4.8%)—%Effect of Prior Accident Year Reserve Development 66.9%74.1%67.0%72.6 %Net Loss Ratio 32.4%33.5%32.8%35.1 %Underwriting Expense Ratio 99.3%107.6%99.8%107.7 %Combined Ratio In millions, except ratios | Subject to rounding

Segregated Portfolio Cell Reinsurance Financial Highlights (6/30/23)

ProAssurance. Treated Fairly

Inova®

	Three Months Ended		Six Months Ended	
	June 30			
	2023	2022	**2023**	2022
Gross Premiums Written	**$ 25,113**	$ 16,634	**$ 47,994**	$ 45,003
Net Premiums Earned	**$ 24,094**	$ 16,222	**$ 39,394**	$ 35,536
Net Investment Income	**603**	211	**1,024**	323
Net Gains (Losses)	**1,194**	(2,782)	**2,355**	(3,493)
Other Income (Loss)	**1**	1	**1**	1
Net Losses & Loss Adjustment Expenses	**(13,816)**	(9,272)	**(22,238)**	(20,763)
Underwriting, Policy Acquisition & Operating Expenses	**(6,538)**	(5,237)	**(11,575)**	(9,605)
SPC U.S. Federal Income Tax Expense	**(994)**	(349)	**(1,526)**	(991)
SPC Net Results	**4,544**	(1,206)	**7,435**	1,008
Segregated Portfolio Cell Dividend (Expense)/Income	**(3,747)**	854	**(5,689)**	(1,513)
Segment Results	**$ 797**	$ (352)	**$ 1,746**	$ (505)
Current Accident Year Net Loss Ratio	**62.9 %**	70.7 %	**63.7 %**	67.3 %
Effect of Prior Accident Year Reserve Development	**(5.6%)**	(13.5%)	**(7.2%)**	(8.9%)
Net Loss Ratio	**57.3 %**	57.2 %	**56.5 %**	58.4 %
Underwriting Expense Ratio	**27.1 %**	32.3 %	**29.4 %**	27.0 %
Combined Ratio	**84.4 %**	89.5 %	**85.9 %**	85.4 %

In thousands, except ratios | Subject to rounding

ProAssurance Investor Briefing | August 2023

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ProAssurance Investor Briefing | August 2023 23 Lloyd’s Syndicates Financial Highlights (6/30/23) Six Months EndedThree Months Ended June 30 2022202320222023 $ 9.9$ 8.5$ 4.1$ 5.0Gross Premiums Written $ 13.5$ 8.2$ 5.8$ 3.8Net Premiums Earned $ 13.3$ 8.5$ 5.6$ 4.0Total Revenues $ (8.2)$ (4.4)$ (3.4)$ (2.4)Net Losses & Loss Adjustment Expenses $ (4.2)$ (3.2)$ (1.5)$ (1.4)Underwriting, Policy Acquisition & Operating Expenses $ 0.8$ 1.0$ 0.6$ 0.2Segment Results 29.9%38.4%14.1%23.8 %Current Accident Year Net Loss Ratio 30.8%15.5%45.4%39.5 %Effect of Prior Accident Year Reserve Development 60.7%53.9%59.5%63.3 %Net Loss Ratio 31.2%38.5%26.0%37.3 %Underwriting Expense Ratio 91.9%92.4%85.5%100.6 %Combined Ratio In millions, except ratios | Subject to rounding

ProAssurance Investor Briefing | August 2023 24 Corporate Financial Highlights (6/30/23) Six Months EndedThree Months Ended June 30 2022202320222023 $ 41.7$ 60.6$ 21.6$ 30.9Net investment income $ 12.8$ 5.5$ 5.2$ 6.6Equity in earnings (loss) of unconsolidated subsidiaries $ (33.0)$ 0.5$ (20.6)$ (0.3)Net investment gains (losses) $ 5.7$ 2.5$ 3.6$ 2.2Other income $ 17.8$ 16.5$ 9.0$ 8.3Operating expenses $ 9.4$ 11.0$ 4.9$ 5.5Interest expense $ (3.6)$ 0.8$ (1.8)$ 2.9Income tax expense / (benefit) $ 3.6$ 40.9$ (2.4)$ 22.7Segment results In millions | Subject to rounding

YTD 2023 Net Investment Result and Equity Rollforward

	2023
Beginning Equity	**$1,104,018**
Common Shares Required	(19,971)
Employee Stock Transactions	2,788
Earnings	4,453
Dividends	(2,701)
OCI	31,127
Total Equity	**$1,119,714**

Data shown in thousands

($ in millions)	6/30/2023	6/30/2022	*Change*
Net Investment Income			
Fixed maturities	**$ 55,278**	$ 43,550	*$ 11,728*
Equities	**1,912**	1,668	*244*
Short-term investments including Other	**7,384**	1,153	*6,231*
BOLI	**1,116**	214	*902*
Investment fees and expenses	**(3,730)**	(4,198)	*(468)*
Net investment income	**61,960**	42,387	*19,573*
Equity in Earnings (Loss) of Unconsolidated Subsidiaries			
All other investments, primarily investment fund LPs/LLCs	**7,376**	17,035	*(9,659)*
Tax credit partnerships	**(1,865)**	(4,236)	*2,371*
Equity in earnings (loss)	**5,511**	12,799	*(7,288)*
Net investment result	**$ 67,471**	$ 55,186	*$ 12,285*

ProAssurance Investor Briefing | August 2023

25

Lloyd's of London Syndicates

- Invest alongside **a recognized leader** in Duncan Dale
- Lloyd's provides **universal distribution and licensures**
- Westernization of international healthcare professional liability provides **opportunities in new markets**

ProAssurance Funds at Lloyd's (FAL)
$19.3 Million [1]

⇩

Dale Underwriting Partners
Independent, Owner-Managed Syndicate at Lloyd's

⇩

Syndicate	1729
PRA participation	5%
PRA share of 2023 underwriting capacity	$19M

2022 Premium Distribution

Subject to rounding

Premium percentages reflect 100% of the Syndicates' premiums written, and not solely ProAssurance's participation.



Catastrophe Reinsurance (Excess of Loss) 15%
Specialty 8%
Facility (US) 6%
General Liability (US) 4%
Contingency 5%
All Other Reinsurance (Mainly US) 6%
Property Insurance (All Other - Mainly US) 28%
Casualty (Mainly US) 28%

1 Comprised of investment securities, cash, and cash equivalents deposited with Lloyd's as of 06/30/2023.

ProAssurance Investor Briefing | August 2023

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ProAssurance Investor Briefing | August 2023 27 Investment Philosophy & Portfolio Total Investments $4.32 Billion 03/31/2023 Subject to rounding Details of our investment portfolio are available on our website at https://investor.proassurance.com/financial-information/quarterly-investment-supplements/default.aspx 29% 12% 10%9% 8% 6% 8% 6% 5% 3% 4% AAA A A+ BBB+ Below Investment Grade or Not Rated BBB A- AA- AA AA+ BBB- Fixed Maturity Credit Quality Portfolio Statistics 2Q23 2Q22 Avg Income Yield 3.0% 2.3% Wtd Avg Duration 3.34 3.74 Commentary • Effective stewardship of capital ensures a position of financial strength through turbulent market cycles • Optimizing our allocations for better risk-adjusted returns. Ensures non-correlation of returns • Ongoing analysis of holdings to ensure lasting quality and profitability ABS 23% BOLI 2% Bond Funds 3% Corporate 39% Fixed Maturies Trading 1% Other 2% Short Term 7% Private Equity 3% Private Credit 3% State/Muni 10% Real Estate 1% US Govt/Agency 6%

ProAssurance Investor Briefing | August 2023 28 Combined Tax Credits Portfolio Detail & Projections The total credits column represents our current estimated schedule of tax credits that we expect to receive from our tax credit partnerships. The actual amounts of credits provided by the tax credit partnerships may prove to be different than our estimates. These tax credits are included in our Tax Expense (Benefit) on our Income Statement (below the line) and result in a Tax Receivable (or a reduction to a Tax Liability) on our Balance Sheet. GAAP Income/(Loss) Tax Provision Impact on from Operations, after Impairment Earnings Disposition & Impairment 2023 $ 51,338 (4,796,367) (141,293) (1,148,531) (3,647,836) 2024 $ 51,338 (855,031) (36,916) (216,473) (638,557) 2025 $ 41,159 (224,736) (21,019) (68,214) (156,522) 2026 $ 25,734 (239,471) (2,368) (52,657) (186,814) 2027 $ - (365,249) 7 (76,695) (288,554) 2028 $ - - - - - Year Capital Total CreditsContributions

ProAssurance Investor Briefing | August 2023 29 Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is Non-GAAP operating income (loss), a Non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating Non-GAAP operating income (loss), we have excluded the after-tax effects of net realized investment gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe Non-GAAP operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income (loss) computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. IMPORTANT SAFE HARBOR & NON-GAAP NOTICES

© ProAssurance Corporation. All rights reserved. MAILING ADDRESS: ProAssurance Corporation 100 Brookwood Place Birmingham, AL 35209 CONTACT: Dana Hendricks EVP, Chief Financial Officer 205.877.4462 DanaHendricks@ProAssurance.com